CRYOPORT SYSTEMS, INC.
STOCK OPTION AGREEMENT
(INCENTIVE STOCK OPTION)

This Stock Option Agreement (the “Agreement”) is made and entered into effective as of the date set forth on the Signature Page attached hereto by and between Cryoport Systems, Inc., a California corporation (the “Company”), and that person identified on the Signature Page attached hereto (the “Optionee”). This option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”).

The grant hereunder is in connection with and in furtherance of the Company’s compensatory benefit plan for participation by the Company’s employees (including officers), directors or consultants. Defined terms not explicitly defined in this agreement but defined in the Cryoport Systems, Inc. 2002 Stock Incentive Plan (the “Plan”) shall have the same definitions as in the Plan.

1. Grant of Option. Subject to the vesting provisions of Sections 3 and 4, the Company hereby grants to Optionee, as of the date hereof the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of the aggregate number of shares of Common Shares set forth on the Signature Page attached hereto (the “Option”), subject to adjustment in accordance with the provisions of Section 18 below. The Plan provides for the issuance of Incentive Stock Options (“ISO”). Subject to Section 25, it is understood and acknowledged that (a) if the Optionee complies with the terms of this Agreement, (b) the Option was designated as an ISO at the time of grant and (c) the Optionee is an employee of the Company at all times from the date of this Agreement through the date which is three (3) months prior to the exercise of the Option, the Option is intended to be an Incentive Stock Option which will qualify under Section 422(b) of the Code.

2. Purchase Price. The Purchase Price is 100% of the fair market value of the Common Shares at the time that the Option is granted (110% of such fair market value if the Option is granted to a 10% shareholder).

3. Right to Exercise. The right to exercise the Option shall vest in accordance with the schedule set forth on the Signature Page. Notwithstanding the foregoing, the Option shall automatically fully vest (i.e., become exercisable) as to all of the Common Shares subject to the Option in the event that a Change in Control (as defined in Section 14.4 of the Plan) occurs with respect to the Company, subject to the limitations set forth in Section 14.4 of the Plan.

4. Securities Law Requirements. No part of the Option shall be exercised if counsel to the Company determines that any applicable registration requirement under the Securities Act of 1933, as amended, or any other applicable requirement of Federal or state law has not been met.

5. Term of Option. The Option shall terminate in any event on the earliest of (a) the date set forth on the Signature Page, (b) the expiration of the period described in Section 6 below, (c) the expiration of the period described in Section 7 below, (d) the expiration of the period described in Section 8 below; (e) the expiration of the period described in Section 9 below; or (f) the expiration of ten (10) years (five (5) years in the case of an Option granted to a 10% shareholder) from the date the Option was granted.

6. Exercise Following Termination of Employment, Except By Death, Disability or Retirement. If the Optionee’s service with the Company terminates for any reason other than death, disability or retirement, the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within the period of thirty (30) consecutive days commencing immediately following the date of such termination (but not later than the termination date set forth in Section 5(a) above). The foregoing notwithstanding, the Option shall cease to be exercisable on the date of such termination if the termination is for cause. For this purpose, “cause” shall mean conviction of a felony, misappropriation of assets of the Company or any subsidiary, continued or repeated insobriety, continued or repeated absence from service during the usual working hours of the Optionee’s position for reason other than disability or sickness, or refusal to carry out the reasonable directions of the Company’s Board of Directors or senior executive officers.

7. Exercise Following Death. If the Optionee’s service with the Company terminates by reason of the Optionee’s death, or if the Optionee dies after termination of service but while the Option would have been exercisable hereunder, the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within six (6) months after the date of Optionee’s death (but not later than the termination date set forth in Section 5(a) above). The exercise may be made by Optionee’s representative or by the person entitled thereto under Optionee’s will or the laws of descent and distribution; provided that such representative or such person consents in writing to abide by and be subject to the terms of this Agreement and such writing is delivered to the President of the Company.

8. Exercise Following Disability. If the Optionee’s service with the Company terminates by reason of the Optionee’s disability, the Option (to the extent not previously exercised and is then exercisable) may be exercised for a period of thirty (30) days after the date of termination for reason of disability (but not later than the termination date set forth in Section 5(a) above).

9. Exercise Following Retirement. If the Optionee’s service with the Company terminates by reason of retirement, pursuant to the Company’s formal retirement policy, the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within thirty (30) consecutive days after the date of the Optionee’s retirement (but not later than the termination date set forth in Section 5(a) above).

10. Time of Termination of Service. For the purposes of this Agreement, Optionee’s service shall be deemed to have terminated on the earlier of (a) the date when Optionee’s service in fact terminated or (b) the date when the Optionee gave or received written notice that his or her service is to terminate.

11. Nontransferability. Unless the Company otherwise consents in writing, the Option and all rights and privileges granted hereunder shall be non-assignable and non-transferable by the Optionee, either voluntarily or by operation of law, except by will or by operation of the laws of descent and distribution, shall not be pledged or hypothecated in any way, and shall be exercisable during lifetime only by the Optionee. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Company’s option, shall cause all of Optionee’s rights under this Agreement to terminate.

12. Effect of Exercise. Upon exercise of all or any part of the Option, the number of shares of Common Shares subject to the Option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

13. Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 5; provided, however, that each partial exercise shall be for not less than one hundred (100) shares and shall be for whole shares only.

14. Method of Exercise. Each exercise of the Option shall be by means of a written notice of exercise in substantially the form of attached Exhibit A delivered to the Secretary of the Company at its principal office and accompanied by payment in full of the option price for each share of Common Shares purchased under the Option. Such notice shall specify the number of shares of Common Shares with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, reasonably satisfactory to the Company, of such person’s right to exercise the Option.

The Purchase Price specified in Section 2 above shall be paid in full upon the exercise of the Option (i) by cash or check, in United States dollars or (ii) in any other form determined by the Board of Directors and that is consistent with applicable laws, rules and regulations.

15. Withholding Taxes. If the Optionee is an employee or former employee of the Company when all or part of the Option is exercised, unless the Option qualifies as an ISO under Section 422 of the Code, the Company may require the Optionee to deliver payment of any withholding taxes (in addition to the Option exercise price) in cash with respect to the difference between the Option exercise price and the Fair Market Value of the Common Shares acquired upon exercise. Alternatively, the Company may accept shares having a Fair Market Value equal to the amount of the withholding taxes.

16. Issuance of Shares. Subject to the foregoing conditions, the Company, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Company, or such other location as may be acceptable to the Company and such person, one or more certificates for the shares of Common Shares with respect to which the Option has been exercised. Such shares shall be fully paid and non-assessable and shall be issued in the name of such person. However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse (a) as joint tenants with right of survivorship, (b) as community property or (c) as tenants in common without right of survivorship.

17. Limitation of Optionee’s Rights. Neither Optionee nor any person entitled to exercise the Option shall be or have any of the rights of a shareholder of the Company in respect of any share issuable upon the exercise of the Option unless and until a certificate or certificates representing shares of Common Shares shall have been issued and delivered upon exercise of the Option in full or in part. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued. This Option is not an employment contract and nothing in this Option shall be deemed to create in any way whatsoever any obligation on Optionee’s part to continue in the employ of the Company, or of the Company to continue Optionee’s employment with the Company. In addition, nothing in this Option shall obligate the Company or any Affiliate of the Company, or their respective shareholders, Board of Directors, officers or employees to continue any relationship which Optionee might have as an Outside Director or Consultant for the Company or Affiliate of the Company.

18. Consent Required to Transfer. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company’s initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares of Common Shares purchased under the Option without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters.

19. Recapitalizations. Subject to the provisions of the Plan, if the outstanding shares of the class then subject to this Option are adjusted for any increase or decrease in the number of issued shares of Common Shares resulting from a subdivision or consolidation of Common Shares or the payment of a stock dividend (but only of Common Shares) or any other increase or decrease in the number of issued shares of Common Shares effected without receipt of consideration by the Company, appropriate adjustments shall be made in the number and/or kind of shares or securities for which the unexercised portions of this Option may thereafter be exercised, all without any change in the aggregated exercise price applicable to the unexercised portions of this Option, but with a corresponding adjustment in the exercise price per share or other unit. Subject to the provisions of the Plan, if the Company is the surviving corporation in any merger or consolidation, this Option shall pertain and apply to the securities to which a holder of the number of Common Shares subject to the Option would have been entitled. In the event of a merger or consolidation in which the Company is not the surviving corporation, the date of exercisability of this Option shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Option by the successor to the Company. To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Board, whose determination shall be conclusive and binding on all persons. Except as expressly provided in this Section 19, the Optionee shall have no rights by reason of subdivision or consolidation of shares of any class, the payment of any Common Share dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or shares of another corporation, and any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Purchase Price of Common Shares subject to this Option.

20. Restricted Stock Provisions. In addition to certain Federal and state securities laws restrictions, until such time as the Company shall have consummated an initial public offering of its Common Shares, the shares of Common Shares issued on exercise of this Option shall upon issuance be subject to the following restrictions (and, as used herein, “restricted stock” means shares issued on exercise of this Option which are still subject to the restrictions imposed under this Section that have not yet expired or terminated):

(a) Such shares of restricted stock may not be sold or otherwise transferred or hypothecated;

(b) If the employment of the Optionee with the Company or a subsidiary of the Company is terminated for any reason, other than his or her death, normal or early retirement in accordance with his or her employer’s established retirement policies and practices, or total disability, the Company (or any subsidiary designated by it) shall have the option for sixty (60) days after such termination of employment to purchase for cash all or any part of his or her restricted stock at the Fair Market Value of the restricted stock on the date of such termination of employment (for which purpose Fair Market Value shall have the same meaning as set forth in the Plan);

(c) The restrictions imposed under Section 20 shall apply as well to all shares or other securities issued in respect of restricted stock in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, split-off merger, consolidation or reorganization, but such restrictions imposed under Section 20 shall expire or terminate on the earliest to occur of the following:

(i) The ninetieth (90th) day after the date on which shares of the same class of Common Shares as such restricted stock first become publicly traded;

(ii) The fifth (5th) anniversary of the date of grant hereof;

(iii) As to any shares for which the Company’s (or a subsidiary’s) sixty (60) day option to purchase upon termination of employment shall have become exercisable but shall expire without having been exercised, on the first business day of the calendar month next following the expiration of such sixty (60) day option period; or

(iv) The occurrence of any event or transaction upon which this Option terminated by reason of the provisions of Section 19 hereof.

(d) All certificates representing shares of Common Shares purchased upon the exercise of the Option shall bear the following legends:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

21. Stock Incentive Plan. This Agreement is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Company’s 200_ Stock Incentive Plan under which this Option was granted, as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Optionee, without his or her consent, of this Option or any of his or her rights hereunder. Pursuant to said Plan, the Board of Directors of the Company or its Committee established for such purposes is vested with final authority to interpret and construe the Plan and this Option, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Optionee or other persons entitled to exercise this Option at the Company’s principal office.

22. Notices. Any notice to the Company contemplated by this Agreement shall be addressed to it in care of its President; any notice to the Optionee shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as Optionee may hereafter designate in a writing delivered to the Company as provided herein.

23. Interpretation. The interpretation, construction, performance and enforcement of this Agreement shall lie within the sole discretion of the Board, and the Board’s determinations shall be conclusive and binding on all interested persons.

24. Governing Law. This Agreement has been made, executed and delivered in, and the interpretation, performance and enforcement hereof shall be governed by and construed under the laws of the State of California.

25. Effect of Early Disposition. If the Optionee exercises an Option granted as an ISO within two (2) years of the date on which the Option was granted, or disposes of the stock obtained by the exercise of the Option within one (1) year from the date of such exercise, whichever is later, the Option will be a Nonqualified Stock Option, and the gain, if any, on exercise will be treated as compensation rather than as capital gain. The Optionee agrees to notify the Company of such early exercise of the Option or disposition of the stock acquired within thirty (30) days thereof. Optionee shall not be required to hold the Common Shares for any period of time following exercise, unless legal counsel to the Company shall reasonably determine that such a sale would violate federal or state securities laws.

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SIGNATURE PAGE
INCENTIVE STOCK OPTION AGREEMENT
PURSUANT TO
CRYOPORT SYSTEMS, INC.
2002 STOCK INCENTIVE PLAN

Date of Grant:	______________________________

Exercise Price:	______________________________

Number of Shares:	______________________________

Vesting Schedule:	______________________________
______________________________
______________________________
______________________________
______________________________

Notwithstanding the foregoing, the Option shall automatically fully vest upon a Change in Control (as defined in Section 14.4 of the Plan), subject to the limitations set forth in Section 14.4 of the Plan.

Expiration Date:
I have read the Incentive Stock Option Agreement indicated above which was adopted for use in connection with the 2002 Stock Incentive Plan. I have also received and reviewed a copy of the 2002 Stock Incentive Plan. As Optionee, I hereby acknowledge that as of the date of grant of this option, it sets forth the entire understanding between the undersigned Optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options and any other stock awards previously granted and delivered to the undersigned under stock award plans of the Company, and (ii) the following agreements only:

NONE _________
(Initial)

OTHER ___________________________________________________________________

IN WITNESS WHEREOF, this Incentive Stock Option Agreement has been delivered by the parties hereto.

Date: ______________________	"Optionee"
_________________________________

Name _________________________________
Address _______________________________
______________________________________
_________________________________

Social Security Number _________________

The Company hereby agrees to
all the terms of the Agreement.

Cryoport Systems, Inc.

By: ___________________________________

Name: _________________________________

Title: __________________________________

EXHIBIT A

OPTION EXERCISE FORM
(To be executed only upon exercise of Option)

The undersigned holder of the Option hereby irrevocably exercises the Option for the purchase of that number of shares of the Common Shares, no par value, of CRYOPORT SYSTEMS, INC. set forth below, up to a maximum of __________ shares (or such other number of shares as may be issuable upon the exercise of the Option pursuant to the adjustment provisions of the Agreement), and hereby makes payment of the aggregate Purchase Price therefore which is also set forth below, all on the terms and subject to the conditions specified in this Agreement.

Number of Shares:	__________________
x
Exercise Price:	$_________________

Aggregate Exercise Price Paid:	$_________________

Dated: _________________________

HOLDER:
___________________________
(Signature)
___________________________
(Please print)

ACCEPTED:

CRYOPORT SYSTEMS, INC.

By: ___________________________________

Name: _________________________________

Title: __________________________________